                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                 CNB CORPORATION
             (Exact name of registrant as specified in its charter)

         Michigan                            38-2662386
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                             303 North Main Street,
                            Cheboygan, Michigan 49721
               (Address of principal executive offices)(Zip Code)

                              CNB CORPORATION 1996
                                STOCK OPTION PLAN
                            (Full title of the Plan)

                              JAMES C. CONBOY, JR.
                                    President
                                 CNB Corporation
                                   P.O. Box 10
                            Cheboygan, Michigan 49721

                                  With Copy to:
                                BARBARA A. BOWMAN
                          Bodman, Longley & Dahling LLP
                         100 Renaissance Center 34th Fl.
                             Detroit, Michigan 48243
                     (Name and address of agent for service)

                                 (231) 627-7111
          (Telephone number, including area code, of agent for service)

--------------------------------------------------------------------------------


                         CALCULATION OF REGISTRATION FEE


Title of securities to   Amount to be            Proposed maximum        Proposed maximum         Amount of
be registered            registered              offering price per      aggregate offering       registration fee
                                                 unit                    price
Common Stock,              50,000 shares               $50*                 $2,500,000                  $230
par value $2.50
per share (the
"Common
Stock")


         *The registrant's Common Stock is not traded on any exchange or over-the-counter. The proposed maximum offering price per share is based on the price of the Common Stock as of September 23, 2002, which is the most recently reported price information available to the registrant.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

ITEM 1.           PLAN INFORMATION.

         The registrant shall cause to be delivered to each participant material information relating to the plan and its operations that will enable participants to make an informed decision regarding investment in the plan. The documents containing such information are not being filed with the Securities and Exchange Commission (the "Commission") as a part of this registration statement pursuant to Rule 424.

ITEM 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL
                  INFORMATION.

         The registrant shall provide a written statement to participants advising them of the availability of the documents incorporated by reference in
Item 3 of Part II of this registration statement and stating that such documents are incorporated by reference into the Section 10(a) prospectus. The statement shall indicate the availability without charge, upon written or oral request, of other documents required to be delivered to employees pursuant to Rule 428(b) and the address (giving the title or department) and telephone number to which the request should be directed. The documents containing such information are not being filed with the Commission as part of this registration statement.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents have been filed by CNB Corporation (the "Corporation") with the Commission and are incorporated in this registration statement by reference:

         1. Annual Report of the Corporation on Form 10-K for the year ended December 31, 2001.

         2. All other reports filed by the Corporation pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since December 31, 2001.

         3. The description of the Corporation's Common Stock contained in Part I, Item 8 of the Corporation's Amendment No. 1 to Form 10-SB filed with the Commission on August 13, 1996, Commission file no. 0-28388.

All documents filed with the Commission by the Corporation pursuant to sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the


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


filing of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part thereof from the date of filing of such documents. Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.


ITEM 4.           DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Michigan Business Corporation Act ("MBCA") of the State of Michigan provides that a Michigan corporation, such as the Corporation, may indemnify a director or officer against his or her expenses and judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding (other than an action by or in the right of the corporation) involving such person by reason of the fact that such person is or was a director or officer, concerning actions taken in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, without reasonable cause to believe his or her conduct was unlawful. The MBCA also provides that in a derivative action, a Michigan corporation may indemnify its directors and officers against expenses actually and reasonably incurred to the extent that such director or officer acted in good faith and in a manner such director or officer reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made with respect to any claim, issue or matter as to which such director or officer is adjudged to be liable to the corporation unless and only to the extent that the court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. The MBCA also generally permits the advancement of a director's or officer's expenses, including by means of a mandatory charter or bylaw provision to that effect, in lieu of requiring the authorization of such advancement by the Board of Directors in specific cases. Article VI of the Corporation's articles of incorporation addresses such an issue and reads as follows:

         "1. A director is not personally liable to the Corporation or its shareholders for monetary damages for a breach of the director's fiduciary duty. However, this provision does not eliminate or limit the liability of a director for any of the following:



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



                  (a) A breach of the director's duty of loyalty to the corporation or its shareholders.

                  (b) Acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law.

                  (c) A transaction from which the director derived an improper personal benefit.

                  (d) An act or omission occurring before March 1, 1987 to the extent such act or omission was a violation of law prior to that date.

                  (e) Declaration of a dividend or distribution of assets of the Corporation, purchase of shares of the Corporation, or making a loan to an officer, director, or employee of the Corporation in violation of an applicable statute or the Corporation's articles or bylaws, unless the director acted in good faith and with that degree of diligence, care and skill which an ordinarily prudent person would exercise under similar circumstances in a like position; provided, that in discharging his or her duties, a director, when acting in good faith, may rely on the opinion of counsel of the Corporation, upon the report of an independent appraiser selected with reasonable care by the board, or upon financial statements of the Corporation represented to him or her as correct by the president or officer of the Corporation having charge of the books of account or stated in a written report by an independent public or certified public accountant or firm of such accountants fairly to reflect the financial condition of the Corporation.

         "2. The Corporation has the power to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, other than an action by or in the right of the Corporation, by reason of the fact that he or she is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys' fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. The termination of an action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a



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


presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

         "3. The Corporation has the power to indemnify a person who was or is a party to or is threatened to be made a party to a threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including actual and reasonable attorneys' fees, and amounts paid in settlement incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders. However, indemnification shall not be made for a claim, issue, or matter in which the person has been found liable to the Corporation unless and only to the extent that the court in which the action was brought has determined upon application that despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnification for the expenses which the court considers proper.

         "4. (a) To the extent that a director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of an action, suit, or proceeding referred in section 2 or 3 above, or in defense of a claim, issue, or matter in the action, suit, or matter in the action, suit, or proceeding, he or she shall be indemnified against expenses, including actual and reasonable attorneys' fees, incurred by him or her in connection with the action, suit, or proceeding and an action, suit, or proceeding brought to enforce the mandatory indemnification provided in this subsection.

                  (b) An indemnification under section 2 or 3, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in section 2 or 3. This determination shall be made in any of the following ways:

                  (i) By a majority vote of a quorum of the board consisting of directors who were not parties to the action, suit, or proceeding.
                  (ii) If the quorum described in subdivision (i) is not obtainable, then by a majority vote of a committee of directors who are not parties to the action. The committee shall consist of not less than 2 disinterested directors.
                  (iii)    By independent legal counsel in a written opinion.
                  (iv)     By the shareholders.

                  (c) If a person is entitled to indemnification under section 2 or 3 for a portion of expenses including attorneys' fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount thereof, the Corporation may indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

         "5. Expenses incurred in defending a civil or criminal action, suit, or proceeding described in section 2 or 3 may be paid by the Corporation in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay the expenses if it is ultimately determined that the person is not entitled to be indemnified by the Corporation. The undertaking shall be by unlimited general obligation of the person on whose behalf advances are made but need not be secured.

         "6. The indemnification provided in sections 2 to 5 continues as to a person who ceases to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person.

         "7. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article.

         "8. For purposes of sections 2 to 7 'corporation' includes all constituent corporations absorbed in a consolidation or merger and the resulting or surviving corporation, so that a person who is or was a director, officer, employee, or agent of the constituent corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise whether for profit or not shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as the person would if he or she had served the resulting or surviving corporation in the same capacity."

         Insurance is maintained on a regular basis (and not specifically in connection with this offering) against liabilities arising on the part of directors and officers out of their performance in such capacities or arising on the part of the Corporation out of its foregoing indemnification provisions, subject to certain exclusions and to the policy limits.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.           EXHIBITS.
                                  EXHIBIT INDEX

         The following documents are attached hereto or incorporated herein by reference as exhibits to this registration statement:

Item 601 Regulation S-K
Exhibit Reference
Number                              Description of Document



4(a) CNB Corporation 1996 Stock Option Plan (incorporated herein by reference to Exhibit 10 to Registrant's Quarterly Form 10-Q for the quarter ended September 30, 1996, Commission File Number 033-00737).

5 Opinion and Consent of Bodman, Longley & Dahling LLP as to the legality of the securities being registered.

23(a) Consent of Crowe, Chizek and Company LLP, independent auditors.

23(b) Consent of Bodman, Longley & Dahling LLP, legal counsel (contained in Exhibit 5).

24 Powers of Attorney (contained in the signature pages of this registration statement).

ITEM 9.           UNDERTAKINGS.

         A.       The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs A(l)(i) and A(l)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cheboygan, State of Michigan, on September 26, 2002.

                                               CNB CORPORATION

                                               By:      /s/ Robert E. Churchill
                                                  ------------------------------
                                                   Name: Robert E. Churchill
                                                   Its: Chairman and Chief
                                                        Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. By so signing, each of the undersigned, in his or her capacity as a director or officer, or both, as the case may be, of the registrant, does hereby appoint Susan A. Eno and Irene M. English, and each of them severally, his or her true and lawful attorney to execute in his or her name, place and stead, in his or her capacity as a director or officer, or both, as the case may be, of the registrant, any and all amendments to this registration statement and post-effective amendments thereto and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises as fully, and for all intents and purposes, as each of the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys and each of them.


DATE                   SIGNATURES                                    TITLE
---------------------------------------------------------------------------------------------------
September 26,          Principal Executive Officer:                  Chairman and Chief
2002                                                                 Executive Officer
                             /s/ Robert E. Churchill                 Director
                       --------------------------------
                       Robert E. Churchill
---------------------------------------------------------------------------------------------------

September 26,          Principal Financial Officer                   Senior Vice President and
2002                                                                 Executive Vice President and
                            /s/ Susan A. Eno                         Cashier of Citizens National
                       ---------------------                         Bank, the Corporation's
                       Susan A. Eno                                  subsidiary (the "Subsidiary")
---------------------------------------------------------------------------------------------------

September 26,          Controller                                    Treasurer of Corporation,
2002                                                                 Vice President and Controller
---------------------------------------------------------------------------------------------------

                            /s/ Irene M. English                     of Subsidiary
                       --------------------------
                       Irene M. English
---------------------------------------------------------------------------------------------------

September 26,                                                        President and Chief
2002                         /s/ James C. Conboy                     Operating Officer
                       --------------------------                    Director
                       James C. Conboy
---------------------------------------------------------------------------------------------------

September 26,                /s/ John P. Ward                        Secretary
2002                   ----------------------                        Director
                       John P. Ward
---------------------------------------------------------------------------------------------------

September 26,                /s/ Thomas J. Ellenberger               Director
2002                   -------------------------------
                       Thomas J. Ellenberger
---------------------------------------------------------------------------------------------------

September 26,                /s/ Kathleen M. Darrow                  Director
2002                   -----------------------------
                       Kathleen M. Darrow
---------------------------------------------------------------------------------------------------

September 26,                /s/ John L. Ormsbee                     Director
2002                   -------------------------
                       John L. Ormsbee
---------------------------------------------------------------------------------------------------

September 26,                /s/ Vincent J. Hillesheim               Director
2002                   --------------------------------
                       Vincent J. Hillesheim
---------------------------------------------------------------------------------------------------

September 26,                /s/ Francis J. VanAntwerp               Director
2002                   -------------------------------
                       Francis J. VanAntwerp
---------------------------------------------------------------------------------------------------

September 26,                /s/ Steven J. Baker                     Director
2002                   --------------------------
                       Steven J. Baker
---------------------------------------------------------------------------------------------------

                                  EXHIBIT INDEX



4(a) CNB Corporation 1996 Stock Option Plan (incorporated herein by reference to Exhibit 10 to Registrant's Quarterly Form 10-Q for the quarter ended September 30, 1996, Commission File Number 033-00737).

5 Opinion and Consent of Bodman, Longley & Dahling LLP as to the legality of the securities being registered.

23(a) Consent of Crowe, Chizek and Company LLP, independent auditors.

23(b) Consent of Bodman, Longley & Dahling LLP, legal counsel (contained in Exhibit 5).

24 Powers of Attorney (contained in the signature pages of this registration statement).



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